Exhibit 99.1

VALSPAR REPORTS FIRST-QUARTER RESULTS

MINNEAPOLIS, Minn., February 16, 2010 – The Valspar Corporation (NYSE-VAL) today reported its results for the first-quarter ended January 29, 2010.

First-quarter sales totaled $672.4 million, a 5.1 percent increase from the same period last year.  Adjusted net income per share was $0.36 in 2010 and $0.20 in 2009, excluding charges related to restructuring actions of $0.02 and $0.06, respectively, and a non-cash adjustment of $0.03 per share for Huarun minority interest shares in 2009.  2010 results reflect a $0.04 per share benefit from the settlement of certain tax audits.  Net income for the first quarter of 2010 was $33.9 million and reported earnings per share were $0.34.  Net income for the first quarter of 2009 was $14.2 million and reported earnings per share were $0.11.

“Improved top-line results, particularly in our Paints segment and in Asia, contributed to our strong earnings performance,” said William L. Mansfield, Valspar chairman and chief executive officer.  “New business and share gains, together with our focus on productivity and cost control, are helping to offset ongoing weakness in U.S. industrial markets.  Looking ahead to the remainder of the year, we expect top-line growth consistent with our current results and continuing upward pressure on raw material costs.  We are confident that we will deliver fiscal year 2010 adjusted net income per share in the range of $1.85 to $2.05, excluding restructuring charges.”

William L. Mansfield and Lori A. Walker, senior vice president and chief financial officer, will conduct a conference call for investors at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) today. The call can be heard live over the Internet at Valspar’s website at www.valsparglobal.com under Investor Relations.  Those unable to participate during the live broadcast can access an archive of the call on the Valspar website.  A taped delay of the call will also be available from 12:00 a.m. Central Time February 16 through Midnight on March 2 by dialing 1-800-475-6701 from within the U.S. or 320-365-3844 from outside of the U.S., using access code 145627.

Investor Contact:  Tyler Treat, (612) 851-7358

Media Contact:  Mike Dougherty, (612) 851-7802

The Valspar Corporation (NYSE:VAL) is a global leader in the paint and coatings industry. Since 1806, Valspar has been dedicated to bringing customers the latest innovations, the finest quality and the best customer service in the coatings industry.

For more information, visit www.valsparglobal.com.

This press release contains certain “forward-looking” statements.  These forward-looking statements are based on management’s expectations and beliefs concerning future events.  Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside our control and could cause actual results to differ materially from such statements.  These uncertainties and other factors include, but are not limited to, changes in general economic conditions both domestic and international, including recessions and other external economic and political factors, which may adversely affect our business, the value of our investments, the financial stability of our customers and suppliers and our ability to obtain financing; dependence of internal earnings growth on economic conditions and growth in the domestic and international coatings industry; competitive factors including pricing pressure and product competition; risks related to any future acquisitions, including risks of adverse changes in the results of acquired businesses and the assumption of unforeseen liabilities; risks of disruptions in business resulting from the integration process and higher interest costs resulting from further borrowing for any such acquisitions; our reliance on the efforts of vendors, government agencies, utilities and other third parties to achieve adequate compliance and avoid disruption of our business; risks of disruptions in business resulting from our relationships with customers and suppliers; risks and uncertainties associated with operations and achievement of growth in developing markets, including China and Central and South America; unusual weather conditions adversely affecting sales; changes in raw materials pricing and availability; delays in passing along cost increases to customers; changes in governmental regulation, including more stringent environmental, health and safety regulations; changes in accounting policies and standards and taxation requirements such as new tax laws or revised tax law interpretations; the nature, cost and outcome of pending and future litigation and other legal proceedings; civil unrest and the outbreak of war and other significant national and international events; and other risks and uncertainties.  The foregoing list is not exhaustive, and we disclaim any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements.

# # #

THE VALSPAR CORPORATION
COMPARATIVE CONSOLIDATED EARNINGS
For the Quarters Ended January 29, 2010 and January 30, 2009

	First Quarter
(Dollars in thousands, except per share amounts)	(Unaudited)	(Unaudited)
	2010	2009
Net Sales	$672,363	$639,497
Cost of Sales	455,372	450,153
Gross Profit	216,991	189,344
Research and Development	23,665	23,069
Selling, General and Administrative	133,437	132,032
Income From Operations	59,889	34,243
Interest Expense	14,385	11,926
Other (Income) Expense, Net	(204)	554
Income Before Income Taxes	45,708	21,763
Income Taxes	11,771	7,595
Net Income	$33,937	$14,168
Huarun Redeemable Stock Accrual (1)	–	(3,318)
Net Income Available to Common Stockholders	33,937	10,850
Average Number of Shares O/S - basic	99,133,315	99,782,705
Average Number of Shares O/S - diluted	101,115,945	100,188,774
Net Income per Common Share - basic	$0.34	$0.11
Net Income per Common Share - diluted	$0.34	$0.11

(1)  Huarun redeemable stock accrual reduced basic and diluted net income per common share $0.03 in the first quarter of 2009.

NON-GAAP FINANCIAL MEASURES

In the accompanying press release, management has reported non-GAAP financial measures - “Adjusted Net Income per Common Share - diluted” and “Full Year Guidance for Adjusted Net Income per Common Share - diluted” - which exclude a non-cash accrual relating to Huarun Redeemable Stock in connection with the Company’s acquisition of the remaining minority interest shares of Huarun Paints Holding Company Limited and restructuring charges. Management discloses these measures because it believes these measures may assist investors in comparing the Company’s results of operations in the respective periods without regard to the effect of the non-cash accrual relating to the Huarun acquisition in the 2009 period and the effect of the restructuring charges in the 2010 and 2009 periods.

NON-GAAP RECONCILIATION

The following is a reconciliation of “Net Income Per Common Share - diluted” to “Adjusted Net Income Per Common Share - diluted” for the periods presented:

	First Quarter
	2010	2009
Net Income per Common Share - diluted	$0.34	$0.11
Huarun Redeemable Stock Accrual	–	0.03
Restructuring Charges	0.02	0.06
Adjusted Net Income per Common Share - diluted	$0.36	$0.20

The following is a reconciliation of "Forecasted Net Income per Common Share - diluted" to our "Full Year Guidance" for the period presented.

Full Year 2010
Forecasted Net Income per Common Share - diluted	$1.83 – $2.03
Restructuring Charges	$0.02
Full Year Guidance for Adjusted Net Income per Common Share - diluted	$1.85 – $2.05

(Dollars in thousands)	January 29, 2010	October 30, 2009	January 30, 2009
Assets	(Unaudited)		(Unaudited)
Current Assets:
Cash and Cash Equivalents	$129,636	$187,719	$81,072
Accounts and Notes Receivable, Net	449,485	518,188	453,943
Inventories	247,373	238,449	265,561
Deferred Income Taxes	34,401	34,479	31,817
Prepaid Expenses and Other	79,169	83,631	85,658
Total Current Assets	940,064	1,062,466	918,051
Goodwill	1,337,555	1,337,997	1,320,946
Intangibles, Net	628,283	629,923	632,017
Other Assets	4,251	4,192	4,217
Long Term Deferred Income Taxes	5,425	5,358	2,801
Property, Plant & Equipment, Net	459,428	471,088	471,733
Total Assets	$3,375,006	$3,511,024	$3,349,765

Liabilities and Stockholders’ Equity
Current Liabilities:
Notes Payable and Commercial Paper	$6,278	$7,278	$231,218
Current Portion of Long Term Debt	–	–	5
Trade Accounts Payable	285,983	349,999	266,722
Income Taxes	10,641	4,762	43
Oher Accrued Liabilities	274,816	349,440	243,991
Total Current Liabilities	577,718	711,479	741,979
Long Term Debt, Net of Current Portion	873,278	873,095	767,080
Deferred Income Taxes	239,766	235,975	228,826
Other Long Term Liabilities	170,686	185,968	159,607
Total Liabilities	1,861,448	2,006,517	1,897,492
Huarun Redeemable Stock	–	–	36,895
Stockholders’ Equity	1,513,558	1,504,507	1,415,378
Total Liabilities and Stockholders’ Equity	$3,375,006	$3,511,024	$3,349,765

The Valspar Corporation
Other Financial Data
Dollars in millions

	Quarter 1
	2010	2009
I. Comparison year over year
Gross Margin, as a percentage of net sales *
Gross Margin, reported	32.3%	29.6%
Gross Margin, adjusted for cost of restructuring	32.9%	30.4%

Operating Expense as a percentage of net sales *
Operating Expense, reported	23.4%	24.3%
Operating Expense, adjusted for cost of restructuring	23.4%	23.6%

Operating Profit, as a percentage of net sales *
Operating Profit, reported	8.9%	5.4%
Operating Profit, adjusted for cost of restructuring	9.5%	6.8%

	Quarter 1
	2010	2009
II. Segment Data
Sales
Coatings	$391.3	$374.7
Paint	$233.4	$212.7
All Other less intersegment sales	$47.7	$52.1
Total	$672.4	$639.5

Earnings Before Interest and Taxes (EBIT) *
Coatings	$43.0	$24.9
Paint	$27.8	$16.0
All Other	$(10.7)	$(7.2)
Total	$60.1	$33.7

Earnings Before Interest and Taxes (EBIT) *, adjusted for cost of restructuring
Coatings	$45.5	$32.2
Paint	$29.1	$16.2
All Other	$(10.5)	$(5.6)
Total	$64.1	$42.8

* Certain amounts in prior years' financial statements have been reclassified to conform with the 2009 presentation.